                                                                    Exhibit p(1)
                           PERSONAL INVESTMENT POLICY

                   CITIGROUP ASSET MANAGEMENT - NORTH AMERICA
                   AND CERTAIN REGISTERED INVESTMENT COMPANIES

Citigroup Asset Management ("CAM")(1), and those U.S.-registered investment companies advised, managed or sponsored by CAM that have adopted this policy ("Funds"), have adopted this policy on securities transactions in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest between employees of CAM and CAM's clients (including the Funds), and between Fund directors or trustees and their Funds, and second, to provide policies and procedures consistent with applicable law, including Rule 17j-1 under the Investment Company Act of 1940, to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. ALL U.S. EMPLOYEES OF CAM, INCLUDING EMPLOYEES WHO SERVE AS FUND OFFICERS OR DIRECTORS, AND ALL DIRECTORS OR TRUSTEES ("DIRECTORS") OF EACH FUND, ARE COVERED PERSONS UNDER THIS POLICY. THE APPLICATION OF THIS POLICY IS DESCRIBED IN SECTION II BELOW.

I. STATEMENT OF PRINCIPLES - All CAM employees owe a fiduciary duty to CAM's clients when conducting their personal investment transactions. Employees must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

         All personal securities transactions by Covered Persons, including certain transactions in the firm's 401(k) Plan, shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility. While the CAM Personal Investment Policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.

         Employees are reminded that they also are subject to other Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable CAM restricted list, the receipt of gifts and service as a director of a publicly traded company. Employees must never trade in a security or commodity (including shares of a proprietary open-end mutual fund) while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the employee has satisfied all other requirements of this policy. From time to time the Compliance Department may notify employees who are deemed to be in possession of material non-public information that they are restricted from trading certain securities, which may include mutual funds, for a period of time determined by the Compliance Department. Where such a restriction applies to a money market fund, the restriction would extend to check writing, where such a facility is available.

II.      COVERED PERSONS - This policy applies to the following persons:

           1. CAM U.S. Employees: Each permanent employee, including employees who serve as Fund officers and, generally, temporary personnel and consultants working in any CAM business, must comply with all of the provisions of the policy applicable to CAM employees unless otherwise indicated. Certain employees (i.e., portfolio managers, traders and research analysts (and each of their assistants) are subject to certain additional restrictions outlined in the policy. All other employees of CAM are considered to be "Advisory Personnel."

              The personal investment policies, procedures and restrictions referred to herein also apply to an employee's spouse, significant other and minor children. The policies also apply to any other account over which the employee is deemed to have beneficial ownership. This includes accounts of any immediate family members sharing the same household as the employee; accounts of persons or other third parties for whom the employee exercises investment discretion or gives investment advice; a legal vehicle in which the employee has a direct or indirect beneficial interest and has power over investment decisions; accounts for the benefit of a third party (e.g., a charity) which may be directed by the employee (other than in the capacity of an employee); and any account over which the employee may be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

           2. Fund Directors: All Fund directors, including independent directors, must adhere at all times to the standards set out in the Statement of Principles section above. In addition, a Fund director who is also a CAM employee is subject to all provisions of this policy.

           3. CAM Senior Executives: Certain CAM senior executives, in addition to this policy, are also Covered Persons under the Citigroup Personal Trading Policy (CPTP). Additional requirements of the CPTP are described in Sections VIII and XIII of this policy.

III. ENFORCEMENT - It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document. CAM takes seriously its obligation to monitor the personal investment activities of its employees. Any violation of this policy by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this policy is reported by the Compliance Department to the person's supervisor and, periodically, to the Funds' Boards of Directors.

IV. OPENING AND MAINTAINING EMPLOYEE ACCOUNTS - All employee brokerage accounts, including spouse accounts, accounts for which the employee is deemed to have beneficial ownership, and any other accounts over which the employee and/or spouse exercise control, must be maintained either at Smith Barney ("SB") or at Citicorp Investment Services ("CIS"). For spouses or other persons who, by reason of their employment, are required to conduct their securities, commodities or other financial transactions in a manner inconsistent with this policy, or in other exceptional circumstances, employees may submit a written request for an exemption to the Compliance Department. If approval is granted, copies of trade confirmations and monthly statements must be sent to the Compliance Department. In addition, all other provisions of this policy will apply.

V. ACCOUNTS AND TRANSACTIONS COVERED BY THIS POLICY - The following types of securities are covered by this policy:

           1. Stocks, notes, bonds, closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a "security." All provisions of this policy cover transactions in these securities.

           2. Proprietary open-end mutual funds (with the exception of money market funds) are subject to the provisions of this policy as follows: (i) shares must be held in an account maintained at SB or CIS (in accordance with Section IV above); and (ii) shares must be held for a period of at least 90 calendar days (in accordance with Section VII below). Shares in the firm's 401(k) Plan must also be held for a period of at least 90 calendar days (in accordance with Section VII below).


VI. EXCLUDED ACCOUNTS AND TRANSACTIONS - The following types of accounts and transactions need not be maintained at SB or CIS, nor are they subject to the other restrictions of this policy:

           1. Accounts at non-proprietary mutual fund companies that hold only shares of open-end funds purchased directly from that fund company. Note: transactions relating to closed-end funds are subject to the pre-clearance, blackout period and other restrictions of this policy;

           2. Estate or trust accounts in which an employee or related person has a beneficial interest, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. The employee must direct the trustee/bank to furnish copies of confirmations and statements to the Compliance Department;

           3. Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted and may be custodied away from SB and CIS if (i) the employee receives permission from the Regional Director of Compliance and the unit's Chief Investment Officer, and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of trade confirmations and monthly statements be sent to the Compliance Department;

           4. Employees may participate in direct investment programs that allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (e.g., dividend reinvestment plans). Employees must pre-clear the transaction at the time that the dividend reinvestment plan is being set up. Employees also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the Compliance Department; and

           5. In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: proprietary money market funds, non-proprietary open-end mutual funds; open-end unit investment trusts; U.S. Treasury bills, bonds and notes; mortgage pass-throughs (e.g. Ginnie Maes) that are direct obligations of the U.S. government; bankers acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's), including repurchase agreements.

VII. SECURITIES HOLDING PERIOD/SHORT-TERM TRADING - Securities transactions must be for investment purposes rather than for speculation.
         Consequently:

           1. Proprietary open-end mutual fund shares, including shares held in the firm's 401(k) Plan, may not be redeemed or exchanged within 90 calendar days of purchase or prior exchange. A redemption or exchange of shares in a fund cannot be made within 90 calendar days of the latest purchase of shares from that fund. Please note, depending upon the circumstances, the sale or exchange of shares in a proprietary open-end mutual fund, even beyond the expiry of 90 calendar days, could raise "short-term" trading concerns. The following situations are not subject to the 90 calendar day holding period: (i) redemptions or exchanges from a systematic purchase plan; (ii) dividend reinvestments; and (iii) changes to investment fund options to prospective contributions into the firm's 401(k) Plan.

           2. For all securities other than shares in proprietary open-end mutual funds, securities may not be sold within 60 calendar days, calculated on a First In, First Out ("FIFO") basis.

           3. Citigroup securities received as part of an employee's compensation are not subject to the 60-day holding period

           4. All profits from short-term trades, including exchanges of proprietary open-end mutual funds, are subject to disgorgement.

VIII. PRE-CLEARANCE/NOTIFICATION - All Covered Persons must pre-clear all personal securities transactions as set out below (see Section VI for a listing of accounts, transactions and securities that do not require pre-clearance). A copy of the pre-clearance/notification form is attached as Exhibit B.

           1. For all securities other than shares in proprietary open-end mutual funds, a transaction must not be executed until the employee has received the necessary approval from the Compliance Department. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, employees must describe in detail any factors that might be relevant to an analysis of the possibility of a conflict of interest.

           2. Purchases, redemptions and exchanges of proprietary open-end mutual funds must not be executed until a notification has been sent to and acknowledged by the Compliance Department. A notification is valid only on the day that it is sent.

           3. Contributions, redemptions and exchanges of proprietary open-end mutual funds in the firm's 401(k) Plan are not subject to pre-clearance or notification requirements.

           4. Any trade that violates the pre-clearance/notification process may be unwound at the employee's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

           5. Covered Persons are prohibited from engaging in more than 20 transactions (not including purchases, redemptions or exchanges of shares in proprietary or non-proprietary mutual funds) in any calendar month, except with prior written approval from their Chief Investment Officer, or designee.

           6. CAM employees subject to the CPTP (as referenced in Section II above) must obtain pre-clearance to make a charitable gift of securities (including a charitable gift of Citigroup securities).

           7. In addition to the foregoing, the Global Chief Investment Officer, or his designee, must approve all personal securities transactions for members of the CAM Research Department prior to pre-clearance from the Compliance Department as set forth in this section. Pre-approval by the Global Chief Investment Officer, or his designee, is in addition to and does not replace the requirement for the pre-clearance of all personal securities transactions.

IX. BLACKOUT PERIODS - No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund, UIT or client account or in the case of a Fund director, by the director's Fund. In addition, the following Blackout Periods apply to the categories of CAM employees listed below:

           1. Portfolio Managers and Portfolio Manager Assistants - may not buy or sell any securities for personal accounts seven calendar days before or after managed funds or client accounts he/she manages trade in that security.

           2. Traders and Trader Assistants - may not buy or sell any securities for personal accounts three calendar days before or seven calendar days after managed funds, UITs or client accounts he/she executes trades for trade in that security.

           3. Research Analysts and Research Assistants - may not buy or sell any securities for personal accounts: seven calendar days before or after the issuance of or a change in any recommendation; or seven calendar days before or after any managed fund, UIT or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security.

           4. Advisory Personnel (see Section II for details) - may not buy or sell any securities for personal accounts on the same day that a managed fund, UIT or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security.

           5. UIT Personnel - all employees assigned to the Unit Trust Department are prohibited from transacting in any security when a CAM-sponsored UIT portfolio is buying the same (or a related) security, until seven business days after the later of the completion of the accumulation period or the public announcement of the trust portfolio. Similarly, all UIT employees are prohibited from transacting in any security held in a UIT (or a related security) seven business days prior to the liquidation period of the trust.

         Employees in the above categories may also be considered Advisory Personnel for other accounts about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department).

         Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a U.S. Stock Exchange or NASDAQ. Note: Pre-clearance is still required. Under certain circumstances, the Compliance Department may determine that an employee may not rely upon this "Large Cap/De Minimis" exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

X. PROHIBITED TRANSACTIONS - The following transactions by CAM employees are prohibited without the prior written approval from the Chief Investment Officer, or designee, and the Regional Compliance Director:

           1. The purchase of private placements; and

           2. The acquisition of any securities in an initial public offering (new issues of municipal debt securities may be acquired subject to the other requirements of this policy (e.g., pre-clearance).)

           3. The commitment of capital including loans for investment or business purposes.

XI. TRANSACTIONS IN OPTIONS AND FUTURES - CAM employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance, blackout periods, transactions in Citigroup securities and the 60-day holding period. However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 days and the entire position (including the underlying security) is closed out.

XII. PROHIBITED RECOMMENDATIONS - No Covered Person shall recommend or execute any securities transaction by any managed fund, UIT or client account, or, in the case of a Fund director, by the director's Fund, without having disclosed, in writing, to their Chief Investment Officer, or designee, any direct or indirect interest in such securities or issuers, except for those securities purchased pursuant to the "Large Cap/De Minimis" exemption described in Section VIII above. Prior written approval of such recommendation or execution also must be received from their Chief Investment Officer, or designee. The interest in personal accounts could be in the form of:

           1. Any direct or indirect beneficial ownership of any securities of such issuer;

           2. Any contemplated transaction by the person in such securities;

           3. Any position with such issuer or its affiliates; or

           4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

XIII. TRANSACTIONS IN CITIGROUP SECURITIES - Unless a CAM employee is subject to the provisions of the CPTP (as referenced in Section II above), or is otherwise notified to the contrary, the employee may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below:

           1. Employees whose jobs are such that they know about Citigroup's quarterly earnings prior to release may not engage in any transactions in Citigroup securities during the "blackout periods" which begin on the first day of the last month of each calendar quarter and ends 24 hours after Citigroup earnings are released to the public. . CAM employees subject to the CPTP (as referenced in Section II above), members of the CAM Management Committee and certain other Management Committee attendees are subject to these blackout periods. Charitable gifts of Citigroup securities are not subject to this blackout period, but must still be pre-cleared.

           2. Stock option exercises are permitted during a blackout period (but the simultaneous exercise of an option and sale of the underlying stock is prohibited). With regard to exchange traded options, no transactions in Citigroup options are permitted except to close or roll an option position that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but an individual's private foundation may not sell donated Citigroup common stock during the blackout period. "Good `til cancelled" orders on Citigroup stock must be cancelled before entering a blackout period and no such orders may be entered during a blackout period.

           3. No employee may engage at any time in any personal transactions in Citigroup securities while in possession of material non-public information. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits. In addition, please note that employees may not engage in the following transactions:

           o  Short sales of Citigroup securities;

           o Purchases or sales of options ("puts" or "calls") on Citigroup securities, except writing a covered call at a time when the securities could have been sold under this policy;

           o  Purchases or sales of futures on Citigroup securities; or

           o Any transactions relating to Citigroup securities that might reasonably appear speculative.

           4. The number of Citigroup shares an employee is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the employee has given instructions to purchase the shares of Citigroup. Thus, employees are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

           5. Contributions into the firm's 401(k) Plan are not subject to the restrictions and prohibitions described in this policy.

XIV. ACKNOWLEDGEMENT AND REPORTING REQUIREMENTS - CAM Employees - All new CAM employees must certify that they have received a copy of this policy, and have read and understood its provisions. In addition, all CAM employees must:

           1. Acknowledge receipt of the policy and any modifications thereof, in writing (see Exhibit C for the form of Acknowledgement);

           2. Within 10 days of becoming a CAM employee, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (employees must also disclose any new brokerage relationships whenever established). Such information should be provided on the form attached as Exhibit D;

           3. Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions (Note: this requirement may be satisfied through the transmission of automated feeds);

           4. Within 10 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter for all securities accounts (Note: this requirement may be satisfied through the transmission of automated feeds);

           5. Submit an annual holdings report containing similar information that must be current as of a date no more than 30 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations (Note: this requirement may be satisfied through the transmission of automated feeds or the regular receipt of monthly brokerage statements); and

           6. Certify on an annual basis that he/she has read and understood the policy, complied with the requirements of the policy and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the policy.

XV. HANDLING OF DISGORGED PROFITS - Any amounts that are paid/disgorged by an employee under this policy shall be donated by CAM to one or more charities. Amounts donated may be aggregated by CAM and paid to such charity or charities at the end of each year.

XVI. CONFIDENTIALITY - All information obtained from any Covered Person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

XVII. OTHER LAWS, RULES AND STATEMENTS OF POLICY - Nothing contained in this policy shall be interpreted as relieving any person subject to the policy from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of CAM employees, any statement of policy or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.

XVIII. RETENTION OF RECORDS - All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the 1940 Act. The Compliance Department shall have the responsibility for maintaining records created under this policy.

XIX. MONITORING - CAM takes seriously its obligation to monitor the personal investment activities of its employees and to review the periodic reports of all Covered Persons. Employee personal investment transaction activity will be monitored by the Compliance Department. All noted deviations from the policy requirements will be referred back to the employee for follow-up and resolution (with a copy to be supplied to the employee's supervisor). Any noted deviations by Fund directors will be reported to the Board of Directors of the applicable Fund for consideration and follow-up as contemplated by Section III above.

XX. EXCEPTIONS TO THE POLICY - Any exceptions to this policy must have the prior written approval of both the Chief Investment Officer and the Regional Director of Compliance. Any questions about this policy should be directed to the Compliance Department.

XXI. BOARD REVIEW - At least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act shall be prepared by CAM and presented to the Funds' Boards of Directors.

XXII. OTHER CODES OF ETHICS - To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment sub adviser of, sponsor or principal underwriter for any Fund or UIT and their respective access persons (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

XXIII. AMENDMENTS - This policy may be amended as to CAM employees from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.


                  January 15, 2004
--------
1 Investment advisory services provided by Salomon Brothers Asset Management Inc., Smith Barney Asset Management (a division of Citigroup Global Markets Inc.), Citibank Global Asset Management (a unit of Citibank N.A.) and affiliated advisory entities.

                                                                       EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

         You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "Pecuniary Interest" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

         1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

             "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

         2. Your interest as a general partner in Securities held by a general or limited partnership.

         3. Your interest as a manager-member in the Securities held by a limited liability company.

         You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

         1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.  Your ownership of a vested interest in a trust.

         3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached policy, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder

                                                                                                                       EXHIBIT B
                                               CITIGROUP ASSET MANAGEMENT ("CAM")
                                          EMPLOYEE TRADE PRE-APPROVAL/NOTIFICATION FORM
                                                            (PAGE 1)
INSTRUCTIONS:
All employees are required to submit this form to the Compliance Department prior to placing a trade. The Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval or acknowledgment of notification is effective only on the date granted. THIS COMPLETED FORM SHOULD BE FAXED TO (203) 890-7102.

EMPLOYEE INFORMATION
-------------------------------------------------------------------------------------------------------------------------------
Employee Name:                                                            Phone Number:
-------------------------------------------------------------------------------------------------------------------------------
Account Title:
-------------------------------------------------------------------------------------------------------------------------------
Account Number:
-------------------------------------------------------------------------------------------------------------------------------
Managed Account(s)/Mutual Fund(s) for which employee is a
Covered Person:
-------------------------------------------------------------------------------------------------------------------------------
SECURITY INFORMATION
                                               IPO     [ ] Yes  [ ] No               PRIVATE PLACEMENT   [ ] Yes     [ ] No
------------------------- --------------------- --------- --------------------- -------------------- ---------- ---------------
     Security Name        Security Type-e.g.,   Ticker    Buy/Sell/             If Sale/Redemption   No.        Large Cap
                          equity, mutual                  Redeem/Exchange       /Exchange, Date      Shares     Stock?(2)
                          fund, debt, etc.                                      First Acquired(1)    /Units
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

YOUR POSITION WITH THE FIRM:
       (Please check one of the following)         [ ]  Portfolio Manager / Portfolio Manager Assistant
                                                   [ ]  Research Analyst / Research Analyst Assistant
                                                   [ ]  Trader / Trader Assistant
                                                   [ ]  Unit Trust Personnel
                                                   [ ]  Other (Advisory Personnel)

NOTE:  o  All PORTFOLIO MANAGERS must complete the reverse side of this form.
       o All FUNDAMENTAL RESEARCH ANALYSTS and THEIR ASSISTANTS must provide an additional form signed by ANDREW MOLOFF or one of his designees.

CERTIFICATION
         I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department, or when executing transactions in proprietary open-end mutual funds notification is acknowledged by the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.


SIGNATURE                                                                       DATE
          -----------------------------------------------                            ------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

FOR USE BY THE COMPLIANCE DEPARTMENT
===============================================================================================================================
                                                    ------------------------- --------- ----------- ---------------------------
         ARE SECURITIES        [ ] Yes   [ ] No     Pre-approval             [ ] Yes   [ ] No       Reason not granted:
         RESTRICTED?                                Granted/Notification
                                                    Acknowledged?
-------------------------------------------------------------------------------------------------------------------------------

COMPLIANCE DEPARTMENT SIGNATURE:                                              Date:                 Time:
-------------------------------------------------------------------------------------------------------------------------------

1.  All securities sold must have been held for at least 60 days. All proprietary mutual fund shares redeemed or exchanged must have been held for at least 90 days.
2.  For purposes of CAM's personal trading policies, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

                       CITIGROUP ASSET MANAGEMENT ("CAM")
                    PAGE 2 - PORTFOLIO MANAGER CERTIFICATION

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate "N/A".

1. Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days? Yes [ ] No [ ]


2. Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven calendar days? Yes [ ] No [ ]

3. Do any of your client accounts currently own the securities (or related securities)? Yes [ ] No [ ]

    3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

4.   Have you, in the past 7 calendar days, considered purchasing the securities
     (or related securities) for your client accounts?   Yes [ ]  No [ ]

    4a. If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

    4b. If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

    CERTIFICATION

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by CAM (including mutual funds managed by CAM). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

        SIGNATURE                                    DATE
                   ------------------------------          --------------------

FOR USE BY THE COMPLIANCE DEPARTMENT
===============================================================================================================================
         ARE SECURITIES        [ ] Yes   [ ] No     PRE-APPROVAL             [ ] Yes   [ ] No       Reason not granted:
         RESTRICTED?                                GRANTED?
-------------------------------------------------------------------------------------------------------------------------------

COMPLIANCE DEPARTMENT SIGNATURE:                                              Date:                 Time:
-------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C
                           PERSONAL INVESTMENT POLICY
                                       FOR
                   CITIGROUP ASSET MANAGEMENT - NORTH AMERICA
                   AND CERTAIN REGISTERED INVESTMENT COMPANIES

                                 ACKNOWLEDGMENT


                       I acknowledge that I have received and read the Personal Investment Policy for Citigroup Asset Management - North America and Certain Registered Investment Companies dated January 15, 2004. I understand the provisions of the Personal Investment Policy as described therein and agree to abide by them.


                  EMPLOYEE NAME (PRINT):
                                         ----------------------------------
                  SIGNATURE:
                                         ----------------------------------
                  DATE:
                                         ----------------------------------


   ----------------------------------------------------------------------------
   SOCIAL SECURITY NUMBER:                        DATE OF HIRE:
   ============================================================================

   JOB FUNCTION & TITLE:                          SUPERVISOR:
   ----------------------------------------------------------------------------
   LOCATION:
   ----------------------------------------------------------------------------
   FLOOR AND/OR ZONE:                             TELEPHONE NUMBER:
   ----------------------------------------------------------------------------


   NASD REGISTERED EMPLOYEE (Please check one)   [ ] Yes  [ ] No
   ----------------------------------------------------------------------------
   If registered, list Registration \ License:

   ----------------------------------------------------------------------------

                      This Acknowledgment form must be completed and returned within 10 days of employment to the Citigroup Asset Management Compliance Department - 300 First Stamford Place 4th Floor, Stamford, CT 06902.

                                                                       EXHIBIT D

      CITIGROUP ASSET MANAGEMENT - NORTH AMERICA PERSONAL INVESTMENT POLICY FINANCIAL SERVICES FIRM DISCLOSURE AND INITIAL REPORT OF SECURITIES HOLDINGS

THIS REPORT MUST BE SIGNED, DATED AND RETURNED WITHIN 10 DAYS OF EMPLOYMENT TO THE CITIGROUP ASSET MANAGEMENT COMPLIANCE DEPARTMENT - 300 FIRST STAMFORD PLACE 4TH FLOOR, STAMFORD, CT 06902
-------------------------------------------------------------------------------

     EMPLOYEE NAME:                              DATE OF EMPLOYMENT:
                     --------------------------                      ----------

-------------------------------------------------------------------------------
     BROKERAGE ACCOUNTS:

[ ] I do not have a beneficial interest in any account(s) with any financial services firm.
[ ] I maintain the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

-------------------------------------------------------------------------------
Name of Financial Service(s) Firm and Address   Account Title    Account Number
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                  SECURITIES HOLDINGS:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of non-proprietary open-ended mutual funds and U.S Government securities if:

o You own securities that are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement that is attached. Use additional sheets if necessary.
o Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs and private placements).

-------------------------------------------------------------------------------
Title of     Ticker   Number of   Principal      Held      Financial
Security     Symbol   Shares      Amount         Since     Services Firm
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ]  I have no securities holdings to report.

                  I certify that I have received the CAM - North America Personal Investment Policy and have read it and understood its contents. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my date of employment.

Signature:                                           Date of Signature:
           ----------------------------------------                     --------